UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2008

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 9, 2008, Gary Tollefson, M.D., Ph.D., President and Chief Executive Officer of Orexigen Therapeutics, Inc. (the “Company”), commenced a leave of absence from the Company, effective immediately. Dr. Tollefson is expected to remain on the Company’s Board of Directors (the “Board”) during this leave of absence. The Board intends to retain an executive search firm to assist it in recruiting for this position.

(c) On November 9, 2008, the Board appointed Eckard Weber, M.D. to the position of Executive Chairman of the Board and interim President and Chief Executive Officer, effective immediately.

Dr. Weber is one of the Company’s co-founders and has served as a member of the Board since the Company’s inception in September 2002, and as Chairman of the Board since March 2004. From September 2002 to September 2003 and from January 2005 to April 2005, Dr. Weber served as the Company’s President and Chief Executive Officer. Dr. Weber is a partner at Domain Associates, L.L.C. (“Domain”), a private venture capital management firm focused on life sciences, a position he has held since 2001. Dr. Weber has been a founding Chief Executive Officer and board member of multiple biopharmaceutical companies in the Domain portfolio including Acea Pharmaceuticals Inc., Ascenta Therapeutics, Inc., Calixa Therapeutics, Inc., Cytovia, Inc., Domain AntiBacterial Acquisition Corporation, NovaCardia, Inc., Novacea, Inc., Novalar Pharmaceuticals, Inc., Ocera Therapeutics Inc., Sonexa Therapeutics Inc., Syndax Pharmaceuticals Inc., Tobira Therapeutics, Inc. and Tragara Pharmaceuticals, Inc. Dr. Weber currently serves as interim Chief Executive Officer of Calixa Therapeutics and Sonexa Therapeutics, two seed stage biopharmaceutical companies. He is Chairman of the Board at Ascenta Therapeutics, Inc., Calixa Therapeutics, Ocera Therapeutics Inc., Sequel Pharmaceuticals, Inc., Syndax Pharmaceuticals and Tobira Therapeutics, Inc. Dr. Weber was Chairman of the Board of Peninsula Pharmaceuticals, Inc. until the company was sold to Johnson & Johnson in 2005, chairman of Cerexa Inc. until the company was sold to Forest Laboratories, Inc. in January 2007, chairman of NovaCardia, Inc. until the company was sold to Merck in September 2007, and a board member of Conforma Therapeutics Corporation and Cabrellis Pharmaceuticals Corporation until they were sold to Biogen-IDEC, Inc. and Pharmion Corporation, respectively. In addition, Dr. Weber is a board member of BioVascular, Inc. and DiObex, Inc. Until 1995, Dr. Weber was a tenured Professor of Pharmacology at the University of California at Irvine. Dr. Weber holds a B.S. from Kolping College in Germany and an M.D. from the University of Ulm Medical School in Germany.

The Company issued a press release on November 10, 2008 announcing Dr. Tollefson’s leave of absence and Dr. Weber’s appointment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: November 10, 2008	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 10, 2008